Exhibit 99.2

FORT ORANGE FINANCIAL CORP.

WO#
91138
FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” Items 1 and 2.

FOR AGAINST ABSTAIN

1.           To approve the merger of Fort Orange Financial Corp., a Dealware corporation (“Fort Orange”), with and into Chemung Financial Corporation (“Chemung Financial”), a New York corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of October 14, 2010 and amended as of December 28, 2010 (the “Merger Agreement”), by and between Fort Orange and Chemung Financial.

Please mark your votes as indicated in this example X

FOR AGAINST ABSTAIN

2.           To approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger.

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

    Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus.

Mark Here for Address Change or Comments
SEE REVERSE

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature                      Signature                      Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

FORT ORANGE FINANCIAL CORP.
SPECIAL MEETING OF STOCKHOLDERS
MARCH 24, 2011

    The undersigned hereby appoints David W. Meyers and Brian P. Gallagher, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of common stock of Fort Orange Financial Corp. (the “Company”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held Thursday, March 24, 2011 at xx:xx a.m. at the Hilton Garden Inn (Albany Medical Center), 62 New Scotland Avenue, Albany, New York, and at any and all adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

WO#
91138
PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 201-369-9711

SIGNATURE:____________________________________________________________ DATE:______________

(THIS BOXED AREA DOES NOT PRINT)